Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of November 18, 2022 by and between Motorsport Games Inc., a Delaware corporation (the “Company”), and John Delta (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement. Certain capitalized terms used herein are defined in Section 2 hereof.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Certificate of Incorporation (the “Certificate of Incorporation”) of the Company requires indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws (the “Bylaws”) of the Company, Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee serves as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director or officer of the Company, as provided in Section 16 hereof.

Section 2. Definitions. As used in this Agreement:

(a) References to “agent” mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, trustee, partner, managing member, employee, agent or fiduciary or other official of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of, for the convenience of or to represent the interests of the Company or a subsidiary of the Company.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(d) “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(e) “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in or otherwise participating in a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 14(d) only, Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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(g) The term “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting pursuant to his Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(h) Reference to “other enterprise” includes employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful. The parties hereto intend that this Agreement, to the fullest extent permitted by law, shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. If applicable law so provides, no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, damages, losses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding.

(b) For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i. to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

ii. to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

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Section 10. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 14(d)), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made within 10 days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest-free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof or Indemnitee’s becoming aware thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding, in each case, to the extent known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement or otherwise. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, damage, loss, judgment, liability, fine, penalty or limitation on Indemnitee which Indemnitee is not entitled to be indemnified hereunder without Indemnitee’s prior written consent.

Section 12. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

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(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board) and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If Independent Counsel is to be selected by the Board pursuant to the preceding sentence, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. In either event, the Company or Indemnitee, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to Indemnitee or to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 13. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) For purposes of any determination of good faith, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 13(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 13(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

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(d) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14. Remedies of Indemnitee.

(a) Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 12(a) of this Agreement within 10 days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

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Section 15. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that any change is made to the Bylaws or Certificate of Incorporation which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any Proceeding, claim, issue or matter thereof (including any rights of appeal thereto) the Company shall use commercially reasonable efforts to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. At the time of the receipt of a notice of a claim pursuant to the terms hereof the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from the Enterprise.

Section 16. Duration of Agreement. This Agreement and all the obligations of the Company contained herein shall be for the entire period that Indemnitee was or is a director or officer of the Company or the Enterprise and shall continue thereafter (a) so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto) and (b) throughout the pendency of any Proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, Indemnitee may have ceased to serve in such capacity at the time of any such Proceeding. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, reorganization, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of the Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Company shall require and shall cause any successor (whether direct or indirect by purchase, reorganization, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. Except as specifically provided for herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by email transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)	If to the Company to:

Motorsport Games Inc.
5792 NE 4th Avenue
Miami, FL 33137
Email: dk@motorsportgames.com

or to any other address as may have been furnished to Indemnitee by the Company.

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Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for damages, losses, judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:		INDEMNITEE:

MOTORSPORT GAMES INC.

By:	/s/ Dmitry Kozko		/s/ John Delta
Name:	Dmitry Kozko	Name:	John Delta
Title:	Chief Executive Officer	Address:	8209 Madrillon Estates Dr.
Vienna, VA. 22812

Signature Page to Indemnification Agreement

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